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                                                                      EXHIBIT 21

                           BENTLEY SYSTEMS, INCORPORATED

                           SUBSIDIARIES OF THE REGISTRANT

      Subsidiaries of Bentley Systems, Incorporated, a Delaware Corporation, and their subsidiaries (indented), together with the place of incorporation, are set forth below.

      Bentley Canada, Inc. (an Ontario corporation)
      Bentley Software, Inc. (a Delaware corporation)
      Atlantech Solutions, Inc. (a Delaware corporation)
      9090-0952 Quebec Inc. (a Quebec corporation)
            9090-0962 Quebec Inc. (a Quebec corporation)
                  HMR, Inc. (a Quebec corporation)
      Bentley Systems Andina S.A. (a Venezuelan corporation)
      Bentley Systems de Mexico SA de CV (a Mexican corporation)
      Bentley Systems Brasil Ltda. (a Brazilian corporation)
      Geopak Corporation (a Delaware corporation)
            Geopak PTY. Ltd. (an Australian corporation)
      Bentley Systems UK IHC Ltd. (a United Kingdom corporation)
      GEOPAK TMS-UK (a United Kingdom corporation)
      BSI Holdings B.V. (a Netherlands corporation)
            Bentley Systems Europe B.V. (a Netherlands corporation)
            Bentley Systems Germany GmbH (a German corporation)
            Bentley Systems France S.a.r.l. (a French corporation)
            Bentley Systems Iberica S.A. (a Spanish corporation)
            Bentley Systems South Africa (Pty) Ltd. (a South African
                  corporation)
            Bentley Systems Belgium N.V. (a Belgium corporation)
            Bentley Systems Ireland Ltd. (an Irish corporation)
            Bentley Systems Italia S.r.l. (an Italian corporation)
            Bentley Systems Finland Oy (a Finnish corporation)
            Bentley Systems Scandinavia A/S (a Danish corporation)
            Bentley Systems Mid-World Ltd. (a Cyprus corporation - dormant) Bentley Systems CR s.r.o. (a Czech corporation)
            Bentley Systems AG (a Swiss corporation)
            Bentley Systems Sweden AB (a Swedish corporation)
            Bentley Systems Hungary Szoftver Kft. (a Hungarian corporation) Bentley Systems (UK) Ltd. (a United Kingdom corporation) Bentley Systems Polska Sp z o.o. (a Polish corporation)
      BSI Holdings Pty. Ltd. (an Australian corporation)
            Bentley Systems Pty. Ltd. (an Australian corporation)
            Bentley Systems Co., Ltd. (a Japanese corporation)
            Bentley Systems Hong Kong Ltd. (a Hong Kong corporation) Bentley Systems Singapore Pte. (a Singapore corporation) Bentley Korea Co., Ltd. (a Korean corporation)
            Bentley Systems India Pvte Ltd. (an Indian corporation)
            Bentley Systems Sdn. Bhd. (a Malaysian corporation)